POWER OF ATTORNEY

     I authorize each of Garth S. Lindsey, Brian C. Kelly, William D. Siegel, Evan C Thompson, and David C. Fischer to sign on my behalf amendments to the Annual Report on Form 10-K for the year ended December 31, 2000 of any of Chris-Craft Industries, Inc., BHC Communications, Inc., or United Television, Inc., insofar as I am an officer or director of any such corporation.

Dated:  April 9, 2001

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